Exhibit 3.1

                          INNOVACOM, INC.

         1996 INCENTIVE AND NONSTATUTORY STOCK OPTION PLAN



1.   PURPOSE

     This Incentive and Nonstatutory Stock Option Plan (the "Plan") is intended to further the growth and financial success of INNOVACOM, INC. (the "Corporation") by providing additional incentives to selected employees of and consultants to the Corporation or parent corporation or subsidiary corporation of the Corporation as those terms are defined in Sections 425(3) and 425(f) of the Internal Revenue Code of 1986, as amended (the "Code") (such parent corporations and subsidiary corporations hereinafter collectively referred to as "Affiliates") so that such employees may acquire or increase their proprietary interest in the Corporation. Stock options granted under the Plan (hereinafter "Options") may be either "Incentive Stock Options", as defined in Section 422A of the Code and any regulations promulgated under said Section, or "Nonstatutory Options" at the discretion of the Board of Directors of the Corporation (the "Board") and as reflected in the respective written stock option agreements granted pursuant hereto.

2.   ADMINISTRATION

     The Plan shall be administered by the Board; provided however, that the Board may delegate such administration to a committee of not fewer than three (3) members (the "Committee"), at least two (2) of whom are members of the Board and all of whom are disinterested administrators, as contemplated by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"); and provided further, that the foregoing requirement for disinterested administrators shall not apply prior to the date of the first registration of any of the securities of the Corporation under Securities Act of 1933, as amended.

     Subject to the provisions of the Plan, the Board and/or the Committee shall have authority to (a) grant, in its discretion, Incentive Stock Options in accordance with Section 422A of the Code or Nonstatutory Options; (b) determine in good faith the fair market value of the stock covered by an Option; (c) determine which eligible persons shall be granted Options and the number of shares to be covered thereby and the term thereof; (d) construe and interpret the Plan; (e) promulgate, amend and rescind rules and regulations relating to its administration, and correct defects, omissions, and inconsistencies in the Plan or any Option; (f) consistent with the Plan and with the consent of the optionee, as appropriate, amend any outstanding Option or amend the exercise date or dates thereof; (g) determine the duration and purpose of leaves of absence which may be granted to optionholders without constituting termination of their employment for the purpose of the Plan; and (h) make all other determinations necessary or advisable for the Plan's administration. The interpretation and construction by the Board of any provisions of the Plan or of any Option it shall be conclusive and final. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.


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3.   ELIGIBILITY

     The persons who shall be eligible to receive Options shall be key employees of or consultants to the Corporation or any of its Affiliates ("Optionees"). The term consultant shall mean any person who is engaged by the Corporation to render services and is compensated for such services, and any director of the Corporation whether or not compensated for such services; provided that, if the Corporation registers any of its securities pursuant to the Securities Exchange Act of 1934, the term consultant shall thereafter not include directors who are not compensated for their services or are paid only a director fee by the Corporation.

          (a) INCENTIVE STOCK OPTIONS. Incentive Stock Options may only be issued to employees of the Corporation or its Affiliates. Incentive Stock Options may be granted to officers, whether or not they are directors, but a director shall not be granted an Incentive Stock Option unless such director is also an employee of the Corporation. Payment of a director fee shall not be sufficient to constitute employment by the Corporation. Any grant of option to an officer or director of the Corporation subsequent to the first registration of any of the securities of the Corporation under Securities Act of 1933, as amended, shall comply with the requirements of Rule 16b-3. An optionee may hold more than one Option.

          The Corporation shall not grant an Incentive Stock Option under the Plan to any employee if such grant would result in such employee holding the right to exercise for the first time in any one calendar year, under all options granted to such employee under the Plan or any other stock option plan maintained by the Corporation or any Affiliate, with respect to shares of stock having an aggregate fair market value, determined as of the date of the Option is granted, in excess of $100,000. Should it be determined that an Incentive Stock Option granted under the Plan exceeds such maximum for any reason other than a failure in good faith to value the stock subject to such option, the excess portion of such option shall be considered a Nonstatutory Option. If, for any reason, an entire option does not qualify as an Incentive Stock Option by reason of exceeding such maximum, such option shall be considered a Nonstatutory Option.

          (b) NONSTATUTORY OPTION. The provisions of the foregoing Section 3(a) shall not apply to any option designated as a "Non-statutory Stock Option Agreement" or which sets forth the intention of the parties that the option be a Nonstatutory Option.

4.   STOCK

     The stock subject to Options shall be shares of the Corporation's authorized but unissued or reacquired common stock (the "Stock").


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          (a)  NUMBER OF SHARES.  Subject  to  adjustment  as  provided  in
Paragraph 5(i) of this Plan, the total number of shares of Stock which may be purchased through exercise of Options granted under this Plan shall not exceed one million five hundred thousand (1,500,000) shares. If any Option shall for any reason terminate or expire, any shares allocated thereto but remaining unpurchased upon such expiration or termination shall again be available for the grant of Options with respect thereto under this Plan as though no Option had been granted with respect to such shares.

          (b) RESERVATION OF SHARES. The Corporation shall reserve and keep available at all times during the term of the Plan such number of shares as shall be sufficient to satisfy the requirements of the Plan. If, after reasonable efforts, which efforts shall not include the registration of the Plan or Options under the Securities Act of 1933, the Corporation is unable to obtain authority from any applicable regulatory body, which authorization is deemed necessary by legal counsel for the Corporation for the lawful issuance of shares hereunder, the Corporation shall be relieved of any liability with respect to its failure to issue and sell the shares for which such requisite authority was so deemed necessary unless and until such authority is obtained.

5.   TERMS AND CONDITIONS OF OPTIONS

     Options granted hereunder shall be evidenced by agreements between the Corporation and the respective Optionees, in such form and substance as the Board or Committee shall from time to time approve. Such agreements need not be identical, and in each case may include such provisions as the Board or Committee may determine, but all such agreements shall be subject to and limited by the following terms and conditions:

          (a)  NUMBER  OF  SHARES:   Each  Option shall state the number of
shares to which it pertains.

          (b) OPTION PRICE: Each Option shall state the Option Price, which shall be determined as follows:

               (i) Any Option granted to a person who at the time the Option is granted owns (or is deemed to own pursuant to Section 425(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of value of all classes of stock of the Corporation, or of any Affiliate, ("Ten Percent Holder") shall have an Option Price of no less than 110% of the fair market value of the common stock as of the date of grant; and

               (ii) Incentive Stock Options granted to a person who at the time the Option is granted is not a Ten Percent Holder shall have an Option price of no less than 100% of the fair market value of the common stock as of the date of grant.

               (iii) Nonstatutory Options granted to a person who at the time the Option is granted is not a Ten Percent Holder shall have an Option Price determined by the Board as of the date of grant.


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          For  the  purposes  of this paragraph 5(b), the fair market value shall be as determined by the Board, in good faith, which determination shall be conclusive and binding; provided however, that if there is a public market for such stock, the fair market value per share shall be the average of the bid and asked prices (or the closing price if such stock is listed on the NASDAQ National Market System) on the date of grant of the Option, or if listed on a stock exchange, the closing price on such exchange on such date of grant.

          (c) MEDIUM AND TIME OF PAYMENT: To the extent permissible by applicable law, the Option price shall be paid, at the discretion of the Board, at either the time of grant or the time of exercise of the Option
(i) in cash or by check, (ii) by delivery of other common stock of the Corporation, provided such tendered stock was not acquired directly or indirectly from the Corporation, or, if acquired from the Corporation, has been held by the Optionee for more than six (6) months, (iii) by the Optionee's promissory note in a form satisfactory to the Corporation and bearing interest at a rate determined by the Board, in its sole discretion, but in no event less than 6% per annum, or (iv) such other form of legal consideration permitted by the California Corporations Code as may be acceptable to the Board.

          (d) TERM AND EXERCISE OF OPTIONS: Any Option granted to an Employee of the Corporation shall become exercisable over a period of no longer than five (5) years, and no less than twenty percent (20%) of the shares covered thereby shall become exercisable annually. No Option shall be exercisable, in whole or in part, prior to one (1) year from the date it is granted unless the Board shall specifically determine otherwise, as provided herein. In no event shall any Option be exercisable after the expiration of ten (10) years from the date it is granted, and no Incentive Stock Option granted to a Ten Percent Holder shall, by its terms, be exercisable after the expiration of five (5) years from the date of the Option. Unless otherwise specified by the Board or the Committee in the resolution authorizing such option, the date of grant of an Option shall be deemed to be the date upon which the Board or the Committee authorizes the granting of such Option.

          Each Option shall be exercisable to the nearest whole share, in installments or otherwise, as the respective option agreements may provide. During the lifetime of an Optionee, the Option shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee, and no other person shall acquire any rights therein. To the extent not exercised, installments (if more than one) shall accumulate, but shall be exercisable, in whole or in part, only during the period for exercise as stated in the option agreement, whether or not other installments are then exercisable.

          (e) TERMINATION OF STATUS AS EMPLOYEE OR CONSULTANT: If Optionee's status as an employee or consultant shall terminate for any reason other than Optionee's disability or death, then the Optionee (or if the Optionee shall die after such termination, but prior to exercise, Optionee's personal representative or the person entitled to succeed to the Option) shall have the right to exercise the portions of any such termination, in whole or in part, at any time within three (3) months after such termination (or in the event of "termination for good cause" as that term is defined under California Labor Code and case law related thereto, such shorter period as the option agreement may specify, but not less than

30 days) or the remaining term of the Option, whichever is the lesser; provided, however, that with respect to Nonstatutory Options, the Board may specify such longer period, not to exceed six (6) months, for exercise following termination as the Board deems reasonable and appropriate. The Option may be exercised only with respect to installments that the Optionee could have exercised at the date of termination of employment. Nothing contained herein or in any Option granted pursuant hereto shall be construed to affect or restrict in any way the right of the Corporation to terminate the employee of an Optionee with or without cause.

          (f) DISABILITY OF OPTIONEE: If an Optionee dies while employed or engaged as a consultant by the Corporation or an Affiliate, the portion of such Optionee's Option or Options which were exercisable at the date of death may be exercised, in whole or in part, by the estate of the decedent or by a person succeeding to the right to exercise such Option or Options, at any time within (i) a period, as determined by the Board and set forth in the Option, of not less than six (6) months nor more than one (1) year after Optionee's death, which period shall not be less, in the case of a Nonstatutory Option, than the period for exercise following termination, or
(ii) during the remaining term of the Option, whichever is the lesser. The Option may be so exercised only with respect to installments exercisable at the time of Optionee's death and not previously exercised by the Optionee.

          (g)  NONTRANSFERABILITY   OF   OPTION:    No   Option   shall  be
transferable by the Optionee, except by will or by the laws of descent and distribution.

          (h)  RECAPITALIZATION:   Subject  to  any  required action by the
stockholders, the number of shares of common stock covered by each outstanding Option, and the price per share thereof set forth in each such Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock of the Corporation resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of such shares affected without receipt of consideration by the Corporation.

          Subject to any required action by the stockholders, if the Corporation shall be the surviving entity in any merger or consolidation, each outstanding Option thereafter shall pertain to and apply to the securities to which a holder of shares of common stock equal to the shares subject to the Option would have been entitled by reason of such merger or consolidation. A dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving entity shall cause each outstanding Option to terminate on the effective date of such dissolution, liquidation, merger or consolidation. In such event, if the entity which shall be the surviving entity does not tender to Optionee an offer, for which it has no obligation to do so, to substitute for any unexercised Option a stock option or capital stock of such surviving entity, as applicable, which on an equitable basis shall provide the Optionee with substantially the same economic benefit as such unexercised Option, then the Board may grant to such Optionee, but shall not be obligated to do so, the right for a period commencing thirty (30) days prior to and ending immediately prior to such dissolution, liquidation, merger or consolidation or during the remaining term of the Option, whichever is the lesser, to exercise any unexpired Option or Options, without regard to the installment provisions of Paragraph 5(d) of this Plan; provided, that any such right granted shall be granted to all Optionees not receiving an offer to substitute on a consistent basis, and provided further, that any such exercise shall be subject to the consummation of such dissolution, liquidation, merger or consolidation.

          In the event of a change in the common stock of the Corporation as presently constituted, which is limited to a change of all of its authorized shares without par value into the same number of shares with a par value, the shares resulting from any such change shall be deemed to be the common stock within the meaning of this Plan.

          To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided in this Paragraph 5(i), the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock or any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number or price of shares of common stock subject to any Option shall not be affected by, and no adjustment shall be made by reason of, any dissolution, liquidation, merger or consolidation, or any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class.

          The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets.

          (i) RIGHTS AS A STOCKHOLDER: An Optionee shall have no rights as a stockholder with respect to any shares covered by an Option until the date of the issuance of a stock certificate to Optionee for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Paragraph 5(i) hereof.

          (j)  MODIFICATION,  ACCELERATION,  EXTENSION,   AND   RENEWAL  OF
OPTIONS: Subject to the terms and conditions and within the limitations of the Plan, the Board may modify an Option, or once an Option is exercisable, accelerate the rate at which it may be exercised, and may extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options (to the extent not theretofore exercised) and authorize the granting of new Options in substitution for such Options, provided such action is permissible under Section 422A of the Code and Section 260.140.41 of the Corporate Securities Rules of the California Corporations Commissioner.

          Notwithstanding the foregoing provisions of this Paragraph 5(k), however, no modification of an Option shall, without the consent of the Optionee, alter to the Optionee's detriment or impair any rights or obligations under any Option theretofore granted under the Plan.

          (k) INVESTMENT INTENT: Unless and until the issuance and sale of the shares subject to the Plan are registered under the Securities Act of 1933, as amended (the "Act"), each Option under the Plan shall provide that the purchases of stock thereunder shall be for investment purposes and not with a view to, or for resale in connection with, any distribution thereof. Further, unless the issuance and sale of the stock have been registered under the Act, each Option shall provide that no shares shall be purchased upon the exercise of such Option unless and until (i) any then applicable requirements of state and federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Corporation and its counsel, and (ii) if requested to do so by the Corporation, the person exercising the Option shall (i) give written assurances as to knowledge and experience of such person (or a representative employed by such person) in financial and business matters and the ability of such person (or representative) to evaluate the merits and risks of exercising the Option, and (ii) execute and deliver to the Corporation a letter of investment intent, all in such form and substance as the Corporation may require. If shares are issued upon exercise of an Option without registration under the Act, subsequent registration of such shares shall relieve the purchaser thereof of any investment restrictions or representations made upon the exercise of such Options.

          (l) EXERCISE BEFORE EXERCISE DATE: At the discretion of the Board, the Option may, but need not, include a provision whereby the Optionee may elect to exercise all or any portion of the Option prior to the stated exercise date of the Option or any installment thereof. Any shares so purchased prior to the stated exercise date shall be subject to repurchase by the Corporation upon termination of Optionee's employment as contemplated by Paragraphs 5(3), 5(f) and 5(g) hereof prior to the exercise date stated in the Option and such other restrictions and conditions as the Board or Committee may deem advisable.

          (m) OTHER PROVISIONS: The Option agreements authorized under this Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Options, as the Board or the Committee shall deem advisable. Shares shall not be issued pursuant to the exercise of an Option, if the exercise of such Option or the issuance of shares thereunder would violate, in the opinion of legal counsel for the Corporation, the provisions of any applicable law or the rules or regulations of any applicable governmental or administrative agency or body, such as the Act, the Securities Exchange Act of 1934, the rules promulgated under the foregoing or the rules and regulations of any exchange upon which the shares of the Corporation are listed.

6.   AVAILABILITY OF INFORMATION

     During the term of the Plan and any additional period during which an Option granted pursuant to the Plan shall be exercisable, the Corporation shall make available, not later than one hundred and twenty (120) days following the close of each of its fiscal years, such financial and other information regarding the Corporation as is required by the bylaws of the Corporation and applicable law to be furnished in an annual report to the stockholders of the Corporation.

7.   EFFECTIVENESS OF PLAN; EXPIRATION

     Subject to approval by the stockholders of the Corporation, this Plan shall be deemed effective as of the date it is adopted by the Board. The Plan shall expire on October 25, 2001, but such expiration shall not affect the validity of outstanding Options.

8.   AMENDMENT AND TERMINATION OF THE PLAN

     The Board may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to Options, suspend or terminate the Plan or revise or amend it in any respect whatsoever, except that without the approval of the stockholders of the Corporation, no such revision or amendment shall (i) increase the number of shares subject to the Plan, (ii) decrease the price at which Options may be granted, (iii) materially increase the benefits to Optionees, or (iv) change the class of persons eligible to receive Options under this Plan; provided, however, no such action shall alter or impair the rights and obligations under any Option outstanding as of the date thereof without the written consent of the Optionee thereunder. No Option may be granted while the Plan is suspended or after it is terminated, but the rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan.

9.   INDEMNIFICATION OF BOARD

     In addition to such other rights or indemnifications as they may have as directors or otherwise, and to the extent allowed by applicable law, the members of the Board and the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any claim, action, suit or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action taken, or failure to act, under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such claim, action, suit or proceeding, except in any case in relation to matters as to which it shall be adjudged in such claim, action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit or Board proceeding the member involved shall offer the Corporation, in writing, the opportunity, at its own expense, to handle and defend the same.

10.  APPLICATION OF FUNDS

     The proceeds received by the Corporation from the sale of common stock pursuant to the exercise of Options will be used for general corporate purposes.

11.  NO OBLIGATION TO EXERCISE OPTION

     The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

12.  NOTICES

     All notice, requests, demand, and other communications pursuant this Plan shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day following the mailing thereof to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid.

                             * * * * *

     The foregoing Incentive Stock Option Plan was duly adopted and approved by the Board of Directors on October 25, 1996, and approved by the shareholders of the Corporation effective October 25, 1996.



                                  _______________________________
                                                      , Secretary




                                                           Exhibit 3.1
                                                           continued

                                                DATE OF GRANT:


                          INNOVACOM, INC.
                NONQUALIFIED STOCK OPTION AGREEMENT


THIS OPTION AGREEMENT MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE INNOVACOM, INC. 1996 STOCK OPTION PLAN, AS AMENDED (THE "1996 PLAN"), INCORPORATED HEREIN. A COPY OF THE 1996 PLAN CAN BE OBTAINED FROM THE COMPANY UPON REQUEST OF THE HOLDER HEREUNDER. THE GRANT OF THIS OPTION SHALL NOT IMPOSE AN OBLIGATION UPON THE OPTIONEE TO EXERCISE THIS OPTION.

THIS AGREEMENT is made by and between InnovaCom, Inc., a Nevada corporation
(the "Company") and   ("Optionee"), as of , 199.

In  consideration  of  the  mutual covenants contained herein and for other
good  and  valuable  consideration,   the   receipt   of  which  is  hereby
acknowledged, the parties hereto agree as follows:

1.GRANT OF OPTION. The Company hereby grants to Optionee, in the manner and subject to the conditions hereinafter provided, the right, privilege and option to purchase (the "Option") an aggregate of () shares of the Company's Common Stock, par value $.001, (the "Shares"). This Option is specifically conditioned on compliance with the terms and conditions set forth herein and in the 1996 Plan.

1.TERM OF OPTION. Subject to the terms, conditions, and restrictions set forth herein, the term of this Option shall be () years from the date of grant (the "Expiration Date"). Any portion of this Option not exercised prior to the Expiration Date shall thereupon become null and void.

1.EXERCISE OF OPTION.

A.  VESTING OF OPTION.  This Option shall become exercisable as follows:

                                                  VESTING DATE
NUMBER OF SHARES

Each of the foregoing dates shall be referred to as a "Vesting Date" for that portion of this Option vested on such date ("Vested Portion").

All or any portion of the shares underlying a Vested Portion of this Option may be purchased during the term of this Option, but not as to less than 100 shares (unless the remaining shares then constituting the Vested Portion of this Option is less than 100 shares) at any time.

B. MANNER OF EXERCISE. The Vested Portion of this Option may be exercised from time to time, in whole or in part, by presentation of a Request to Exercise Form, substantially in the form attached hereto, to the Company at its principal office, which Form must be duly executed by Optionee and accompanied by payment, in cash, cash equivalent or form of obligation acceptable to the Company, in the aggregate amount of the Exercise Price (as defined below), multiplied by the number of Shares the Optionee is purchasing at such time, subject to reduction for withholding for tax obligations as provided in Section 13.

Upon receipt and acceptance by the Company of such Form accompanied by the payment specified, the Optionee shall be deemed to be the record owner of the Shares purchased, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Shares purchased under this Option may not then be actually delivered to the Optionee.

C. EXERCISE PRICE. The exercise price (the "Exercise Price") payable upon exercise of this Option shall be $ per share.

4.EXERCISE AFTER CERTAIN EVENTS.

A.TERMINATION OF EMPLOYMENT, CONSULTANCY, DIRECTORSHIP. If for any reason other than permanent and total disability (as defined below) or death an Optionee ceases to be employed by or to be a consultant or director of the Company, or a Subsidiary, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within three (3) months after the date of such termination or such lesser period specified in the Option Agreement (but in no event after the expiration date of the Option).

B.PERMANENT DISABILITY AND DEATH. If an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), or dies while employed by the Company, or while acting as an officer, consultant or director of the Company, or a Subsidiary, (or, if the Optionee dies within the period that the Option remains exercisable after termination of employment or affiliation), Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within one (1) year after the disability or death (but in no event after the expiration date of the Option).

5.RESTRICTIONS ON TRANSFER OF OPTION. This Option is not transferable by Optionee other than by will or the laws of descent and distribution and is exercisable only by the Optionee during his lifetime except as provided in
Section 4.2. above. In accordance with the 1996 Plan, the Option and the Shares underlying the Option shall not be available for the debts or obligations of the Optionee, nor shall it be subject to disposition by transfer, alienation, pledge, or other means of disposition, whether voluntary or involuntary or by operation of law through judgment, levy, attachment, garnishment, or other legal proceeding (including bankruptcy).

6.ADJUSTMENT FOR CHANGES IN CAPITALIZATION. The existence of this Option shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise.
If the outstanding shares of the Company's   Common Stock are increased or
decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend or other similar event, an appropriate adjustment of the number and kind of securities with respect to which this Option may be exercised and the exercise price at which this Option may be exercised will be made.

7.DISSOLUTION, LIQUIDATION, MERGER.

A.COMPANY NOT THE SURVIVOR. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company (as determined in the sole discretion of the Board of Directors), the Administrator, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Stock covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, consolidation or sale exceeds the exercise price of the Option. In addition to the foregoing, in the event of a dissolution or liquidation of the Company, or a merger consolidation, combination or reorganization, in which the Company is not the surviving corporation, the Administrator, in its absolute discretion, may accelerate the time within which each outstanding Option may be exercised.

B.COMPANY IS THE SURVIVOR. In the event of a merger, consolidation, combination or reorganization in which the Company is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised. The Board of Directors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Plan.

8.RESERVATION OF SHARES. The Company agrees that prior to the earlier of the expiration of this Option or the exercise and purchase of the total number of Shares represented by this Option, there shall be reserved for issuance and delivery upon exercise of this Option such number of the Company's authorized and unissued Shares as shall be necessary to satisfy the terms and conditions of this Agreement. However, see Section 15 with respect to the Company's obligation to comply with the securities laws.

9.NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by this Option unless the Optionee shall have exercised this Option, and then only with respect to the shares underlying the portion of the Option exercised. The Optionee shall have no right to vote any Shares, or to receive distributions of dividends or any assets or proceeds from the sale of Company assets upon liquidation until Optionee has effectively exercised this Option and fully paid for such Shares. Subject to Section 6, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the Shares has been acquired by the Optionee.

10.NO RIGHTS TO EMPLOYMENT OR CONTINUED EMPLOYMENT. The grant of this Option shall in no way be construed so as to confer on Optionee the rights to employment or continued employment by the Company. Nothing in the 1996 Plan or hereunder shall confer upon any Optionee any right to employment or to continue in the employ or consultancy of the Company or a Subsidiary, or to interfere with or restrict in any way the rights of the Company or its

Subsidiaries, which are hereby expressly reserved, to terminate or discharge any Optionee at any time for any reason whatsoever, with or without cause.

11. SUSPENSION AND TERMINATION. In the event the Board or the Administrator reasonably believes that the Optionee has committed an act of misconduct specified below, the Administrator may suspend the Optionee's right to exercise any Option pending final determination by the Board or the Administrator, which final determination shall be made within five (5) business days of such suspension. If the Administrator determines that an Optionee has committed an act of embezzlement, fraud, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any Option hereunder. In making such determination, the Board or the Administrator shall act fairly and in good faith and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf.

12. PARTICIPATION IN OTHER OPTION PLANS. The grant of this Option shall not prevent Optionee from participating or being granted other options in the same or other plans provided, however, that the Optionee meets the eligibility requirements, and such participation or grant does not prevent the other plan from meeting the requirements of the Internal Revenue Code of 1986, as amended.

13.PAYMENT OF TAXES. Unless the Administrator of the 1996 Plan permits otherwise, the Optionee shall pay the Company in cash all local, state and federal withholding taxes applicable, in the Administrator's absolute discretion, to the grant or exercise of this Option, or the transfer or other disposition of Shares acquired upon exercise of this Option. Any such payment must be made promptly when the amount of such obligation becomes determinable. The Administrator may, in lieu of such cash payment, withhold that number of Shares sufficient to satisfy such withholding.

14.ISSUE AND TRANSFER TAX. The Company will pay all issuance taxes, if any, attributable to the initial issuance of Shares upon the exercise of the Option; provided, however, that the Company shall not be required to pay any income tax or any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Optionee.

15.COMPLIANCE WITH SECURITIES LAWS. The Company shall not be obligated to issue any Shares upon exercise of this Option unless such Shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the Shares are otherwise in compliance with all applicable securities laws. The Company intends to register the Shares under the federal securities laws and to take whatever other steps may be necessary to enable the Shares to be offered and sold under federal or other securities laws. Upon exercising all or any portion of this Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the Shares or subsequent transfers of any interest in such Shares to comply with applicable securities laws. Evidences of ownership of Shares acquired upon exercise of this Option shall bear any legend required by, or useful for purposes of compliance with, applicable securities laws, the 1996 Plan or this Agreement.

A. SEC HOLDING REQUIREMENTS. To the extent required by Rule 16b-3, as promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, all Optionees who are officers or directors of the Company shall
not be entitled to transfer any shares of   Common Stock that they receive
from the exercise of the Options granted hereunder for a period of six (6) months from the date that such Options were granted. Any stock issued upon conversion during the initial six (6) month period shall be appropriately legended with respect to this restriction.

16. ARBITRATION. Any controversy, dispute or claim arising out of or relating to this Option which cannot be amicably settled including, but not limited to, the suspension or termination of Optionee's right in accordance with Section 11 above, shall be settled by arbitration conducted in San Diego County or such other mutually agreed upon location. Said arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a time and place within the above-referenced location as selected by the arbitrator(s).

A. INITIATION OF ARBITRATION. After seven (7) days prior written notice to the other, either party hereto may formally initiate arbitration under this Agreement by filing a written request therefor, and paying the appropriate filing fees, if any.

B. HEARING AND DETERMINATION DATES. The hearing before the arbitrator shall occur within thirty (30) days from the date the matter is submitted to arbitration. Further, a determination by the arbitrator shall be made within forty-five (45) days from the date the matter is submitted to arbitration. Thereafter, the arbitrator shall have fifteen (15) days to provide the parties with his or her decision in writing. However, any failure to meet the deadlines in this section will not affect the validity of any decision or award.

C. BINDING NATURE OF DECISION. The decision of the arbitrator shall be binding on the parties. Judgment thereon shall be entered in a court of competent jurisdiction.

D. INJUNCTIVE ACTIONS. Nothing herein contained shall bar the right of either party to seek to obtain injunctive relief or other provisional remedies against threatened or actual conduct that will cause loss or damages under the usual equity rules including the applicable rules for obtaining preliminary injunctions and other provisional remedies.

E. COSTS. The cost of arbitration, including the fees of the arbitrator, shall initially be borne equally by the parties; provided, the prevailing party (as determined by the arbitrator in accordance with California Code of Civil Procedure Section 1032) shall be entitled to recover such costs, in addition to attorneys' fees and other costs, in accordance with Section 19 of this Agreement.

17.NOTICES. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; PROVIDED, HOWEVER, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein.

To the Optionee:



To the Company:

InnovaCom, Inc.
2855 Kifer Road, Suite 100
Santa Clara, CA 95051
Attention:  Secretary
Facsimile:  (408) 727-6625

With Copy to:

Scott E. Bartel, Esq.
BARTEL ENG LINN & SCHRODER
300 Capitol Mall, Suite 1100
Sacramento, California 95814
Facsimile:  (916) 442-3442

18.APPLICABLE LAW. This Option and the relationship of the parties in connection with its subject matter shall be governed by, and construed under, the laws of the State of California.

19.ATTORNEYS FEES. In the event of any litigation, arbitration, or other proceeding arising out of this Option the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorney's fees and costs incurred. This attorneys' fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

20. GOVERNMENTAL COMPLIANCE. [OPTIONAL SECTION] The Option granted hereby shall be subject to the requirement that, if at any time the Company shall determine, in its sole discretion, that the listing upon any securities exchange or the registration or qualification under any state or federal
securities laws of the   Common Stock covered thereby or the consent or
approval of any governmental or regulatory agency is necessary or desirable as a condition of, or in connection with, the granting of such Option or
the issuance or purchase of the   Common Stock thereunder, no such Option
may be exercised, in whole or in part, unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

21. BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

22.ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the granting of stock options to Employee by Employer and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement shall be valid or binding on either party.

23. COUNTERPARTS. This Option may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Option Agreement has been executed as of the day of , 199, at , California.


THE COMPANY:

InnovaCom, Inc.


By:  ________________________
     Mark C. Koz
     Chief Executive Officer



OPTIONEE:

______________________________

                     REQUEST TO EXERCISE FORM



Dated:______________



The undersigned hereby irrevocably elects to exercise all or part, as specified below, of the Vested Portion of the option ("Option") granted to him pursuant to a certain stock option agreement ("Agreement") effective _____________________, between the undersigned and InnovaCom, Inc. (the
"Company") to purchase an aggregate of  shares of the Company's   Common
Stock, par value $0.001 (the "Shares").

The undersigned hereby tenders cash, cash equivalent or a promissory note in a form acceptable by the Company in the amount of $ per share multiplied by __________, the number of Shares he is purchasing at this time, for a total of $_____________, which constitutes full payment of the total Exercise Price thereof.


INSTRUCTIONS FOR REGISTRATION OF SHARES
IN COMPANY'S TRANSFER BOOKS


Name:____________________________________
(Please typewrite or print in block letters)

Address:____________________________________

____________________________________

Signature:____________________________________


Accepted by InnovaCom, Inc.:


By:____________________________

____________________________
Name

____________________________
Title




                                                            Exhibit 3.1
                                                            continued



                                                        DATE OF GRANT:


                          INNOVACOM, INC.
                 INCENTIVE STOCK OPTION AGREEMENT


THIS OPTION AGREEMENT MAY BE EXERCISED ONLY IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THE INNOVACOM, INC. 1996 STOCK OPTION PLAN (THE "PLAN"), INCORPORATED HEREIN. A COPY OF THE PLAN CAN BE OBTAINED FROM THE COMPANY UPON REQUEST OF THE HOLDER HEREUNDER. THE GRANT OF THIS OPTION SHALL NOT IMPOSE AN OBLIGATION UPON THE OPTIONEE TO EXERCISE THIS OPTION.

     THIS AGREEMENT is made by and between Innovacom, Inc., a Nevada corporation (the "Company") and __________________________ ("Optionee"), as
of _______ 199_.

     In consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. GRANT OF OPTION. The Company hereby grants to Optionee, in the manner and subject to the conditions hereinafter provided, the right, privilege and option to purchase (the "Option") an aggregate of ________________________ (______) shares of the Company's Common Stock,
$0.001 par value, (the "Shares"). This Option is specifically conditioned on compliance with the terms and conditions set forth herein and in the Plan.

2. TERM OF OPTION. Subject to the terms, conditions, and restrictions set forth herein, the term of this Option shall be ____ (___) years from the date of grant (the "Expiration Date"). Any portion of this Option not exercised prior to the Expiration Date shall thereupon become null and void.

3.   EXERCISE OF OPTION.

     1. VESTING OF OPTION. This Option shall become exercisable as follows:

                                                  VESTING DATE
NUMBER OF SHARES

Each of the foregoing dates shall be referred to as a "Vesting Date" for that portion of this Option vested on such date ("Vested Portion").

     All or any portion of the shares underlying a Vested Portion of this Option may be purchased during the term of this Option, but not as to less than 100 shares (unless the remaining shares then constituting the Vested Portion of this Option is less than 100 shares) at any time.

     2. MANNER OF EXERCISE. The Vested Portion of this Option may be exercised from time to time, in whole or in part, by presentation of a "Request to Exercise Form", substantially in the form attached hereto, to the Company at its principal office, which Form must be duly executed by Optionee and accompanied by payment, in cash, to the Company, in the aggregate amount of the Exercise Price (as defined below), multiplied by the number of Shares the Optionee is purchasing at such time, subject to reduction for withholding for tax obligations as provided in Section 13.

     Upon receipt and acceptance by the Company of such Form accompanied by the payment specified, the Optionee shall be deemed to be the record owner of the Shares purchased, notwithstanding that the stock transfer books of the Company may then be closed or that certificates representing the Shares purchased under this Option may not then be actually delivered to the Optionee.

     3. EXERCISE PRICE. The exercise price (the "Exercise Price") payable upon exercise of this Option shall be $ ______per share.

4.   EXERCISE AFTER CERTAIN EVENTS.

     1. TERMINATION OF EMPLOYMENT. If for any reason other than permanent and total disability (as defined below) or death, an Optionee ceases to be employed by the Company, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within three (3) months after the date of such termination or such lesser period specified in the Option Agreement (but in no event after the expiration date of the Option).

     2. PERMANENT DISABILITY AND DEATH. If an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), or dies while employed by the Company, (or, if the Optionee dies within the period that the Option remains exercisable after termination of employment or affiliation), Options then held (to the extent then exercisable) may be exercised by the

Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution, in whole or in part, at any time within one (1) year after the disability or death (but in no event after the expiration date of the Option).

5. RESTRICTIONS ON TRANSFER OF OPTION. This Option is not transferable by Optionee other than by will or the laws of descent and distribution and is exercisable only by the Optionee during his lifetime except as provided in Section 4.2. above. In accordance with the Plan, the Option and the Shares underlying the Option shall not be available for the debts or obligations of the Optionee, nor shall it be subject to disposition by transfer, alienation, pledge, or other means of disposition, whether voluntary or involuntary, or by operation of law through judgment, levy, attachment, garnishment, or other legal proceeding (including bankruptcy).

6. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. The existence of this Option shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act, whether similar to the events described above or otherwise. If the outstanding shares of the Company's Common Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, reverse stock split, combination of shares, stock dividend, or other similar event, an appropriate adjustment of the number and kind of securities with respect to which this Option may be exercised and the exercise price at which this Option may be exercised will be made.

7.   DISSOLUTION, LIQUIDATION, MERGER.

     A. COMPANY NOT THE SURVIVOR. In the event of a dissolution or liquidation of the Company, a merger, consolidation, combination, or reorganization in which the Company is not the surviving corporation, or a sale of substantially all of the assets of the Company (as determined in the sole discretion of the Board of Directors), the Administrator, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Stock covered by the Option if the Option had been exercised before such liquidation, dissolution, merger, consolidation, or sale exceeds the exercise price of the Option. In addition to the foregoing, in the event of a dissolution or liquidation of the Company, or a merger, consolidation, combination, or reorganization, in which the Company is not the surviving corporation, the Administrator, in its absolute discretion, may accelerate the time within which each outstanding Option may be exercised.

     B. COMPANY IS THE SURVIVOR. In the event of a merger, consolidation, combination, or reorganization in which the Company is the surviving corporation, the Board of Directors shall determine the appropriate adjustment of the number and kind of securities with respect to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised. The Board of Directors shall determine, in its sole and absolute discretion, when the Company shall be deemed to survive for purposes of this Plan.

8. RESERVATION OF SHARES. The Company agrees that prior to the earlier of the expiration of this Option or the exercise and purchase of the total number of Shares represented by this Option, there shall be reserved for issuance and delivery upon exercise of this Option such number of the Company's authorized and unissued Shares as shall be necessary to satisfy the terms and conditions of this Agreement.

9. NO RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by this Option unless the Optionee shall have exercised this Option, and then only with respect to the shares underlying the portion of the Option exercised. The Optionee shall have no right to vote any Shares, or to receive distributions of dividends or any assets or proceeds from the sale of Company assets upon liquidation until Optionee has effectively exercised this Option and fully paid for such Shares. Subject to Section 6, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the Shares has been acquired by the Optionee.

10. NO RIGHTS TO EMPLOYMENT OR CONTINUED EMPLOYMENT. The grant of this Option shall in no way be construed so as to confer on Optionee the rights to employment or continued employment by the Company. Nothing in the Plan or hereunder shall confer upon any Optionee any right to employment or to continue in the employ of the Company, or to interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate or discharge any Optionee at any time for any reason whatsoever, with or without cause.

11. SUSPENSION AND TERMINATION. In the event the Board or the Administrator reasonably believes that the Optionee has committed an act of misconduct specified below, the Administrator may suspend the Optionee's right to exercise any Option pending final determination by the Board or the Administrator, which final determination shall be made within five (5) business days of such suspension. If the Administrator determines that an Optionee has committed an act of embezzlement, fraud, breach of fiduciary duty, or deliberate disregard of the Company rules resulting in loss, damage, or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his estate shall be entitled to exercise any Option hereunder. In making such determination, the Board or the Administrator shall act fairly and in good faith and shall give the Optionee an opportunity to appear and present evidence on the Optionee's behalf.

12. PARTICIPATION IN OTHER OPTION PLANS. The grant of this Option shall not prevent Optionee from participating or being granted other options in the same or other plans provided, however, that the Optionee meets the eligibility requirements, and such participation or grant does not prevent the other plan from meeting the requirements of the Internal Revenue Code of 1986, as amended.

13. PAYMENT OF TAXES. Unless the Administrator of the Plan permits otherwise, the Optionee shall pay the Company in cash all local, state, and federal withholding taxes applicable, in the Administrator's absolute discretion, to the grant or exercise of this Option, or the transfer or other disposition of Shares acquired upon exercise of this Option. Any such payment must be made promptly when the amount of such obligation becomes determinable. The Administrator may, in lieu of such cash payment, withhold that number of Shares sufficient to satisfy such withholding.

14. ISSUE AND TRANSFER TAX. The Company will pay all issuance taxes, if any, attributable to the initial issuance of Shares upon the exercise of the Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Optionee.

15. ARBITRATION. Any controversy, dispute, or claim arising out of or relating to this Option which cannot be amicably settled including, but not limited to, the suspension or termination of Optionee's right in accordance with Section 11 above, shall be settled by arbitration. Said arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association at a time and place as selected by the arbitrator(s).

     A. INITIATION OF ARBITRATION. After seven (7) days prior written notice to the other, either party hereto may formally initiate arbitration under this Agreement by filing a written request therefor, and paying the appropriate filing fees, if any.

     B. HEARING AND DETERMINATION DATES. The hearing before the arbitrator shall occur within thirty (30) days from the date the matter is submitted to arbitration. Further, a determination by the arbitrator shall be made within forty-five (45) days from the date the matter is submitted to arbitration. Thereafter, the arbitrator shall have fifteen (15) days to provide the parties with his or her decision in writing. However, any failure to meet the deadlines in this section will not affect the validity of any decision or award.

     C. BINDING NATURE OF DECISION. The decision of the arbitrator shall be binding on the parties. Judgment thereon shall be entered in a court of competent jurisdiction.

     D. INJUNCTIVE ACTIONS. Nothing herein contained shall bar the right of either party to seek to obtain injunctive relief or other provisional remedies against threatened or actual conduct that will cause loss or damages under the usual equity rules including the applicable rules for obtaining preliminary injunctions and other provisional remedies.

     E. COSTS. The cost of arbitration, including the fees of the arbitrator, shall initially be borne equally by the parties; provided, the prevailing party shall be entitled to recover such costs, in addition to attorneys' fees and other costs, in accordance with Section 18 of this Agreement.

16. NOTICES. All notices to be given by either party to the other shall be in writing and may be transmitted by personal delivery, facsimile transmission, overnight courier or mail, registered or certified, postage prepaid with return receipt requested; PROVIDED, HOWEVER, that notices of change of address or telex or facsimile number shall be effective only upon actual receipt by the other party. Notices shall be delivered at the following addresses, unless changed as provided for herein:

     To the Optionee:

               _____________________________________
               _____________________________________
               _____________________________________

     To the Company:

               INNOVACOM, INC.
               2855 Kifer Road, Suite 100
               Santa Clara, CA 95051
               Facsimile:     408-727-6625

17. APPLICABLE LAW. This Option and the relationship of the parties in connection with its subject matter shall be governed by, and construed under, the laws of the state of California.

18. ATTORNEYS FEES. In the event of any litigation, arbitration, or other proceeding arising out of this Option, the prevailing party shall be entitled to an award of costs, including an award of reasonable attorneys' fees. Any judgment, order, or award entered in any such proceeding shall designate a specific sum as such an award of attorneys' fees and costs incurred. This attorneys' fee provision is intended to be severable from the other provisions of this Agreement, shall survive any judgment or order entered in any proceeding, and shall not be deemed merged into any such judgment or order, so that such further fees and costs as may be incurred in the enforcement of an award or judgment or in defending it on appeal shall likewise be recoverable by further order of a court or panel or in a separate action as may be appropriate.

19. BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

20. TAX EFFECT. For the options to receive possible treatment as incentive stock options under the Internal Revenue Code, Internal Revenue Service rules, and Treasury Regulations governing incentive stock options, the Optionee must meet certain holding period requirements as follows: the Optionee must (a) not dispose of any common stock acquired upon exercise of this Option within two years from the date of the grant hereby, and (b) not dispose of any common stock acquired upon exercise of the Option within one year from the date of exercise. The tax consequences to Optionee from the exercise of this Option and/or sale of the underlying common stock is dependent on Optionee's circumstances, and the applicable Internal Revenue Service rules and Treasury Regulations then in effect. The Company makes no representation with respect to tax consequences. Each person should consult with his or her tax advisor before exercising any Option or disposing of any common stock acquired upon the exercise of an Option.

21. ENTIRE AGREEMENT. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the granting of stock options to Employee by Employer and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement shall be valid or binding on either party.

22. COUNTERPARTS. This Option may be executed in one or more counterparts, each of which when taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Option Agreement has been executed on the ______ day of February, 1997, at _________, California.


                              INNOVACOM, INC.


                              _________________________________
                              Mark C. Koz
                              Chief Executive Officer

                     REQUEST TO EXERCISE FORM



                                        Dated:_________________



     The undersigned hereby irrevocably elects to exercise all or part, as specified below, of the Vested Portion of the option ("Option") granted to him pursuant to a certain stock option agreement ("Agreement") effective _____________________, between the undersigned and Innovacom, Inc. (the "Company") to purchase an aggregate of __________________ (________) shares of the Company's Common Stock, $0.001 par value (the "Shares").

     The undersigned hereby tenders cash in the amount of $__________ per share multiplied by ___________________ (__________), the number of Shares he is purchasing at this time, for a total of $______________, which constitutes full payment of the total Exercise Price thereof.


                    INSTRUCTIONS FOR REGISTRATION OF SHARES
                    IN COMPANY'S TRANSFER BOOKS


                    Name:          ____________________________________
                              (Please typewrite or print in block letters)

                    Address:  ____________________________________

                              ____________________________________

                    Signature:     ____________________________________


Accepted by Innovacom, Inc.:


By:  ______________________________

     ______________________________
     Name
     ______________________________
     Title